UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2014

VIASYSTEMS GROUP, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-15755	75-2668620
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Hanley Road St. Louis, MO	63105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 727-2087

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 1, 2014, Viasystems Group, Inc. (“Viasystems”) issued a press release announcing its preliminary estimated net sales, estimated operating income and estimated Adjusted EBITDA for the first quarter ending March 31, 2014. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On April 1, 2014, Viasystems issued a press release announcing that Viasystems, Inc., a wholly owned subsidiary of Viasystems, had commenced a solicitation of consents from holders of its 7.875% Senior Secured Notes due 2019. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release issued by Viasystems entitled “Viasystems Estimates First Quarter 2014 Net Sales and Operating Income” on April 1, 2014.

99.2	Press release issued by Viasystems entitled “Viasystems Announces Commencement of Consent Solicitation for 7.875% Senior Secured Notes Due 2019” on April 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYSTEMS GROUP, INC.

By:	/s/ Daniel J. Weber
Daniel J. Weber
Vice President and General Counsel

Date: April 1, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release issued by Viasystems entitled “Viasystems Estimates First Quarter 2014 Net Sales and Operating Income” on April 1, 2014.

99.2	Press release issued by Viasystems entitled “Viasystems Announces Commencement of Consent Solicitation for 7.875% Senior Secured Notes Due 2019” on April 1, 2014.